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                                                               EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Joint Proxy Statement/Prospectus of Kansas City Power & Light Company, UtiliCorp United Inc. and KC United Corp. (Form S-4) of our report dated November 10, 1995, included in the UtiliCorp United Inc.'s
Form 8-K/A dated November 14, 1995, as amended on April 1, 1996, and to all references to our Firm included in this Joint Proxy Statement/Prospectus.



/s/ Arthur Andersen


Melbourne, Australia
April 1, 1996